Exhibit 10(c)

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), is made and entered into as of the 31st day of March 2010, by and between United Rentals, Inc., a Delaware corporation (the “Company”), and Jonathan M. Gottsegen, a resident of the State of New York (“Executive”).

RECITALS

WHEREAS, the Company and Executive previously entered into that certain Employment Agreement, dated as of February 2, 2009 (the “Agreement”); and

WHEREAS, on March 11, 2010, the Compensation Committee of the Company’s Board of Directors determined to increase Executive’s target incentive opportunity under the Company’s Annual Incentive Plan from 60% of Base Salary (at the beginning of the applicable performance period) to 80% of Base Salary (at the beginning of the applicable performance period); and

WHEREAS, the Company and Executive desire to amend the Agreement to reflect Executive’s increased target incentive opportunity percentage.

NOW, THEREFORE, in consideration of the mutual covenants and agreement contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	Pursuant to and in accordance with Section 7(l) of the Agreement, the third sentence of Section 3(c) of the Agreement is hereby amended and replaced in full with the following language:

“Executive’s target incentive opportunity under the Annual Incentive Plan shall be 80% of Base Salary (as at the beginning of the applicable performance period) and Executive’s maximum incentive opportunity shall be 100% of Base Salary (as at the beginning of the applicable performance period).”

2.	Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.	Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Agreement.

4.	This Amendment may be amended only by a writing which makes express reference to this Amendment as the subject of such amendment and which is signed by Executive and, on behalf of the Company, by its duly authorized officer.

5.	This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the internal laws of the State of

Connecticut applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the principles of conflicts of law or where the parties are located at the time a dispute arises.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

UNITED RENTALS, INC.		EXECUTIVE

By:	/s/ MICHAEL J. KNEELAND	/s/ JONATHAN M. GOTTSEGEN
Name:	Michael J. Kneeland	Jonathan M. Gottsegen
Title:	President and Chief Executive Officer

3